Exhibit 99.1

Warner Music Group to Host Prospective Lenders’ Meeting

Business Wire

New York – October 16, 2012

Warner Music Group Corp. (“Warner Music Group”) today announced its intention to host a prospective lenders’ meeting on

October 17, 2012 to discuss a potential senior secured bank financing transaction.

About Warner Music Group:

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Elektra, Nonesuch, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word, as well as Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide. Warner Music Group is an Access Industries company.

Warner Music Group maintains an Internet site at www.wmg.com. Warner Music Group uses its website as a channel of distribution of material information related to Warner Music Group. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email by visiting the “email alerts” section at http://investors.wmg.com.

Forward-Looking Statements:

Certain statements and information in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the goals, beliefs, plans or current expectations of Warner Music Group, taking into account the information currently available to our management. Forward-looking statements are not statements of historical fact. For example, when we use words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “may,” “will” or other words that convey uncertainty of future events or outcomes, we are making forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such uncertainties, risks and assumptions include, but are not limited to: the decline of the recorded music industry; downward pressure on our pricing and our profit margins and reductions in shelf space; our ability to identify, sign and retain artists and songwriters and the existence or absence of superstar releases and local economic conditions in the countries in which we operate; threats to our business associated with home copying and Internet downloading; the significant threat posed to our business and the music industry by organized industrial piracy; the impact of legitimate channels for digital distribution of our creative content; our dependence on a limited number of online music stores, in particular Apple’s iTunes Music Store, for the online sale of our music recordings and their ability to significantly influence the pricing structure for online music stores; our involvement in intellectual property litigation; significant fluctuations in our operations and cash flows from period to period; our inability to compete successfully in the highly competitive markets in which we operate; further consolidation of our industry and its impact on the competitive landscape of the music industry, specifically the acquisition of EMI by Universal Music Group; trends, developments or other events in some foreign countries in which we operate; our failure to attract and retain our executive officers; rate regulation of a significant portion of our Music Publishing revenues by government entities or by local third-party collection societies; an impairment in the carrying value of goodwill or other intangible and long-lived assets; unfavorable currency exchange rate fluctuations; our failure to have full control and ability to direct the operations we conduct through joint ventures; legislation limiting the terms by which an individual can be bound under a “personal services” contract; a potential loss of catalog if it is determined that recording artists have a right to recapture rights in their recordings under the U.S. Copyright Act; risks inherent in acquisitions or business combinations; risks inherent to the outsourcing of information technology infrastructure and certain finance and accounting functions; the fact that we have engaged in substantial restructuring activities in the past, and may need to implement further restructurings in the future and our restructuring efforts may not be successful or generate expected cost savings; risks relating to Access Industries, Inc., which, together with its affiliates, indirectly owns all of our outstanding capital stock, and controls our company and may have conflicts of interest with the holders of our debt or us in the future, reliance on one company as the primary supplier for the manufacturing, packaging and physical distribution of our products in the U.S. and Canada and part of Europe; risks related to evolving regulations concerning data privacy which might result in increased regulation and different industry standards; and risks related to other factors discussed in Warner Music Group’s Annual report on Form 10-K for the year ended September 30, 2011 and Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2011, March 31, 2012 and June 30, 2012.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above.

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This news release is for informational purposes only and is not an offer to sell or purchase nor the solicitation of an offer to sell or purchase securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful.

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SOURCE: WMG

Media Contact:

Will Tanous

Telephone Contact: 212-275-2244

Email Contact: will.tanous@wmg.com

or

James Steven

Telephone Contact: 212-275-2213

Email Contact: james.steven@wmg.com

or

Investor Contact:

Erika Begun

Telephone Contact: 212-275-4850

Email Contact: erika.begun@wmg.com